KUTAK ROCK                   ATLANTA
                            A PARTNERSHIP                   KANSAS CITY
                 INCLUDING PROFESSIONAL CORPORATIONS        LITTLE ROCK
                               SUITE 2900                   NEW YORK
                      717 SEVENTEENTH STREET                OKLAHOMA CITY
                        DENVER, COLORADO 80202-3329         OMAHA
                             (303) 297-2400                 PHOENIX
                       FACSIMILE (303) 292-7799             PITTSBURGH
                                                            WASHINGTON




                                                February 9, 1996


Franchise Finance Corporation
of America
17207 North Perimeter Drive
Scottsdale, Arizona 85255

     Re:  $150,000,000  Medium-Term  Notes Due Nine  Months or More From Date of
          Issue

Ladies and Gentlemen:

          We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-3, File No. 33-62629, as amended (the "Registration Statement"), filed by Franchise Finance Corporation of America (the "Company") with the Securities and Exchange Commission in connection with the registration of $500,000,000 aggregate offering price of securities, consisting of one or more series of secured or unsecured debt securities, shares of common stock, par value $.01 per share, and one or more series of preferred stock, when and if authorization of the issuance of preferred stock is approved by the Company's stockholders and the Company's Restated Certificate of Incorporation is amended to reflect such authorization. The Registration Statement was declared effective under the Securities Act of 1933, as amended, on October 18, 1995. Further, we have acted as your counsel in connection with the preparation of the Prospectus Supplement dated February 9, 1996 (the "Prospectus Supplement"), related to the establishment of a program for the solicitation of offers of up to $150,000,000 Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). We are familiar with the proceedings heretofore taken by the Company in connection with the authorization and registration, and in preparation for the acceptance of offers to purchase, and the issuance and sale, of the Notes.

         For the purpose of rendering this opinion, we have examined such corporate records, certificates and other documents of the Company, and have made such investigations of law as we deemed necessary or appropriate and we are familiar with the procedures proposed to be taken by the Company in connection

Franchise Finance Corporation of America
February 9, 1996
Page 2


with the issuance and sale of the Notes. We have examined the Registration Statement, the Prospectus included therein, the Prospectus Supplement and the Indenture of Trust, dated November 21, 1995, between the Company and the Trustee. Except as otherwise indicated herein, all terms defined in the Registration Statement, Prospectus and Prospectus Supplement are used herein as so defined.

         We have assumed for purposes of the opinions set forth below (i) that no Stop Orders have been issued from the date of this opinion to the Commencement Date; (ii) that the Notes, if issued and sold, will be duly executed, authenticated and delivered in accordance with the provisions of the Indenture and the Distribution Agreement; and (iii) the due receipt of payment of the purchase price specified in the applicable Pricing Supplement related to any sale of the Notes.

         On the basis of and subject to the foregoing, it is our opinion that the Notes will, upon issuance and sale thereof in the manner referred to in the Registration Statement and Prospectus, Prospectus Supplement, Distribution Agreement and the applicable Pricing Supplement constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and will be entitled to the benefits of the Indenture.

         This opinion is given for the sole benefit of the addressee hereof and may not be relied upon by or delivered to any other person. In addition, this opinion relates only to the matters and the transactions specifically referred to, and no other opinions should be implied therefrom.

                                                     Respectfully submitted,


                                                     KUTAK ROCK